                                                                   EXHIBIT 10.61



                        EXCLUSIVE DISTRIBUTION AGREEMENT



        THIS EXCLUSIVE DISTRIBUTION AGREEMENT ("Agreement") is made and entered into this 14th day of December, 2000 ("Effective Date") by and between AMDL, INC., a Delaware corporation ("Company"), having its principal place of business at 2492 Walnut Avenue, Suite 100, Tustin, California 92780-6953, and CHINESE UNIVERSAL TECHNOLOGIES CO., LTD., a Taiwanese corporation ("Distributor"), having his principal place of business at 7F-3B1,61 SEC GUN GY1 Road, 403 Taichung, Taiwan.

                                    RECITALS

        A. Distributor desires to obtain the exclusive right to market, sell and distribute the products (the "Products") which are set forth on Exhibit A hereto in the "Territory" (as defined in Section 1(b) below, all in accordance with the terms and conditions set forth herein.

        B. Company is willing to grant, in consideration of a distributorship fee of $300,000 US, such rights to Distributor subject to the terms and conditions of this Agreement.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereinafter set forth, the parties hereby covenant and agree as follows:

        1.     GRANT.

                      (a) Upon the terms and subject to the conditions set forth herein, Company hereby grants to Distributor the exclusive right, within the Territory, to distribute, market and sell the Products which are set forth on Exhibit A (the "Distributorship").

                      (b) For purposes of this Agreement, the "Territory" includes the following countries in Asia: Taiwan, Hong Kong, Korea, Philippines, Japan, Singapore, Malaysia, Thailand, Vietnam and Cambodia.

                      (c) During the Term (as hereinafter defined), Distributor shall be permitted to use all trademarks and tradenames of Company associated with the Products and all Products shall bear the trade names and trademarks applied by Company at its production facility. Distributor, at its own expense may add its name, logo, and the words, "Distributor in [insert name of applicable country]" to Product packaging and labels.

        2. ACCEPTANCE. Distributor hereby accepts the Distributorship and agrees to make all sales hereunder in accordance with this Agreement. Distributor further agrees to pay to Company a fee of $300,000 US upon execution of this agreement, and to use its best efforts to promote sales of the Products within the Territory and not to distribute, market or sell any Products outside thereof. It is further understood and agreed that the Product(s) is(are) to be used within the Territory on patient samples drawn within the Territory.

        3. STANDARD CONDITIONS OF SALE TO DISTRIBUTOR. Company's "Standard Conditions of Sale" ("Standard Conditions") effective on the date of each Distributor order to Company are made a part of this Agreement, are incorporated herein by this reference and shall be applicable to all orders placed by Distributor. A copy of the presently effective Standard Conditions is attached as Exhibit B. Company will not ship Product(s) to Distributor until Distributor shall request such shipment in writing.

        4.     TERM.

               4.1 Initial Term. The initial term of this Agreement shall commence on the date hereof, and shall end on October 31, 2005, unless earlier terminated pursuant to the provisions of Section 10 (the "Initial Term").

               4.2 Renewal Terms. Upon written notice of Distributor's desire to renew the term of this Agreement given by Distributor to Company not less than one ninety (90) days prior to expiration of the Initial Term, Distributor and Company shall enter into good faith negotiations respecting the terms of such renewal. Distributor's notice shall set forth its proposed terms and conditions for such renewal. Notwithstanding the above, neither party shall be under any obligation to renew the Distributorship.

        5.     PRICES; PAYMENT.

               5.1 Prices. The prices for Products to be sold by Company to Distributor pursuant to this Agreement shall be as set out in the Price List published from time to time by Company, and which Company shall supply to Distributor after each revision thereof. Prices shall be subject to change at Company's discretion and shall be reflective of the market. A copy of the presently effective Price List is attached as Exhibit C.

               5.2 Payment. Payment for Products shall be made via wire transfer prior to shipment.

        6.     CONFIDENTIAL INFORMATION.

                      (a) All Product lists, catalogs, circulars, sales leaflets, advertising materials and other marketing aids furnished by Company to Distributor pursuant to this Agreement are the property of Company, are of a confidential nature and not intended to be disclosed to others and shall be utilized by Distributor solely for the purpose of this Agreement. Distributor shall not, for any reason whatsoever, divulge or communicate directly or indirectly any part of such information to any third party, except where permitted under this Agreement.

                      (b) Distributor shall have the right to communicate such information to employees, subsidiary dealers, assistants and after-sales personnel when necessary for the purposes of this Agreement and shall assume at its cost all precautions and measures necessary for the purpose of discharging its obligations pursuant to this Section 6.

                      (c) All marketing reports and plans provided by Distributor to Company shall be treated by Company as confidential information if so marked unless such information shall become known to others without disclosure by Company.



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

                      (d) Distributor and Company agree that all data, reports, papers and other information arising out of clinical trials or studies conducted in Asia, whether under the auspices of Distributor or Company, shall be treated as confidential information by both parties until published or other wise made public. It is further agreed that both parties will assist in and facilitate the process of getting data, reports, and/or papers which are likely to increase the market appeal of Product(s) covered by this agreement published in appropriate professional periodicals.

                      (e) The obligations of Distributor under this Section shall survive the expiration or termination of this Agreement.

        7.     DISTRIBUTOR'S GENERAL COVENANTS.

               Distributor shall do all of the following:

                      (a) use its best efforts to promote and extend sales of the Products in the Territory and to meet the demand therefor on reasonable terms and at competitive prices;

                      (b) work diligently to obtain orders and to enhance the reputation of Company and the Products and shall at all times act in a responsible and ethical way in connection with the promotion and sale of the Products;

                      (c) not manufacture, market, sell or distribute products competitive with those to which the Distributorship relates during the term of this Agreement and for three (3) years after the termination of this Agreement:

                      (d) submit to Company all advertising, labeling and other promotional materials with respect to the Products before utilizing the same;

                      (e) not publish, cause to be published, encourage or permit any advertising or practice which might deceive the public or might be detrimental to the good name, trade marks, goodwill or reputation of Company;

                      (f) in all correspondence and other dealings relating directly or indirectly to the sale of the Products make clear to all concerned that Distributor is acting as independent contractor and not as agent for or partner of Company;

                      (g) not in any manner (i) pledge the credit of Company or
(ii) receive any money on behalf of Company or (iii) commit Company to any obligation or give any representation, warranty or promise on Company's behalf or (iv) give any representation or warranty regarding the Products other than those contained in Company's current literature;

                      (h) not sell or make available for sale any of the Products to anyone other than appropriately licensed medical professionals for use in the Territory;

                      (i) refer to Company all inquiries and orders Distributor may receive for the Products which relate to areas outside the Territory;

                      (j) maintain adequate facilities (including inventories and price lists) and staff reasonably sufficient in the opinion of Company to serve the needs of the Territory;

                      (k) when Company's tradenames or trademarks for the Products are used in any advertising, sales material or promotional material relating to the Products, Distributor shall not alter, remove or interfere with any markings or nameplates or other trademarks attached to Products;

                      (l) immediately and in writing bring to the attention of Company any improper or wrongful use in the Territory (or elsewhere) of Company patents, trademarks, designs or other industrial or commercial property rights (if any) known to Distributor and shall take such reasonable steps as may be requested by Company to safeguard Company's proprietary rights and interests therein;

                      (m) immediately in writing pass to Company details of any complaints received from customers of Distributor or others relating to the Products or Distributor's services;

                      (n) supply to Company copies of (i) medical histories of patients to be considered for inclusion in clinical trials on the Products and
(ii) any reports, tests or results of clinical trials on the Products that come into its possession whether carried out by or for Distributor or by or for its customers;

                      (o) allow Company to exclude, in its sole and absolute discretion, any patient, volunteer or control person from inclusion in any clinical trial;

                      (p) at all times hereafter save and keep Company and its successors and assigns harmless and indemnified against all actions, proceedings, losses, costs, damages, expenses, claims and demands whatsoever arising in any way in connection with (i) any breach by Distributor of this Agreement or (ii) any breach by Distributor of any of Distributor's obligations to any customer of Distributor; and

                      (q) not at any time after the termination of this Agreement represent itself or cause or permit itself to be represented as being in any way a seller or Distributor of the Products.

        8.     COMPANY'S GENERAL COVENANTS.

               Company shall do all of the following:

                      (a) use its best efforts to be supportive of Distributor's selling of the Products in the Territory, and help the Distributor to solve Product related technical problems that might arise with marketing the Product;

                      (b) inform Distributor of all significant new developments related to the Product(s);

                      (c) not in any manner (i) pledge the credit of the Distributor or (ii) receive any money on behalf of the Distributor or (iii) commit the Distributor to any obligation or give any representation, warranty or promise on the Distributors behalf;

                      (d) use its best efforts to insure that Product(s) shipped to Distributor shall have a useful shelf life of no less than 180 days at the time of shipment, except as provided in section "Payment and Late Charges" in Exhibit B hereof;

                      (e) immediately and in writing bring to the attention of the Distributor any improper or wrongful use in the Territory of Company patents, trademarks, designs or other industrial or commercial property rights (if any) known to Company;

                      (f) immediately in writing pass to the Distributor details of any complaint received from any source in the Territory about Company and the Products; and

                      (g) supply to the Distributor copies of any new information, related to the Product, keep the Distributor informed about any changes in the Products.

        9. TERMINATION. Company may terminate the Distributorship by giving written notice to Distributor of such termination upon the occurrence of any of the following events:

                      (a) Distributor's failure to achieve proper registration of Company's DR-70 kit or other products as per Section 11(c) hereof.

                      (b) failure to meet the minimum purchase requirements for any year (12 months) during the Initial Term as set forth on Exhibit A or any other material breach of this Agreement by Distributor;

                      (c) dissolution of Distributor for any reason;

                      (d) if Distributor shall be restrained, prevented or hindered for a continuous period of sixty (60) days from transacting a substantial part of its business by reason of a judgment, decree, order, rule or regulation of any court, or of any administrative or governmental authority or agency;

                      (e) if Distributor shall become subject to any action or proceeding in the nature of a bankruptcy proceeding under United States law or shall make an arrangement with its creditors, or shall make an assignment for the benefit of its creditors, or a receiver, custodian, trustee, liquidator or comparable officer shall be appointed for Distributor or its business; or

                      (f) if, under that certain Secured Promissory Note made by Distributor in favor of Company of even date herewith (the "Promissory Note"), an Event of Default shall occur.



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

        10.    CONSEQUENCES OF TERMINATION.  Upon termination:

                      (a) Distributor's Distributorship shall terminate and Distributor shall forthwith return to Company all written sales and marketing materials theretofore received from Company and any notes, copies or reproductions thereof;

                      (b) Distributor shall forthwith discontinue the use of all tradenames, trademarks and emblems used in connection with the Distributorship and the use of any and all signs and printed goods bearing Company's trade name or trademarks, and any reference whatsoever thereto, and agrees, thereupon, that the Distributor will not thereafter operate or do business under any name or in any manner that might tend to give the public the impression that the Distributorship is still in force; and

                      (c) Distributor shall not be entitled to receive a refund of the fee referred to in Section 2, or any part thereof.

                      (d) In the event of termination: Except for those continuing obligations created by or arising out of this Agreement, Company and Purchaser, hereby individually and mutually agree and covenant not to sue and fully release and discharge one another their owners, directors, officers, agents, attorneys, insurers and employees, and their assigns and successors, past and present, and each of them (collectively "Releasees") from any and all claims, demands, liens, agreements, causes of action obligations, damages, and liabilities arising in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which any one of the parties hereto may own against another of the parties hereto arising out of or in any way connected with the manufacture, sale, marketing, distribution, or use of the DR-70 test or other Company Products.

        11.    COMPLIANCE WITH LAWS AND REGULATIONS.

                      (a) The Distributor shall comply with all applicable laws, ordinances and regulations and agrees to obtain all necessary licenses, permits and approvals necessary for the operation of the Distributorship. Such compliance shall include, without limitation, compliance with all laws, ordinances and regulations promulgated by any applicable agency governing approval of medical test kits in any country in the Territory (i.e., the local equivalent of the United States Food and Drug Administration).

                      (b) The Distributor shall comply with all manufacturing disclosure laws and specifically indicate that the Products are manufactured by Company.

                      (c) Distributor agrees that within 90 days of the execution of this agreement, Company's DR-70 and other Company products will be properly registered so as to be freely available for sale and use through out all countries in the Territory.

        12. INSURANCE. Subject to the consent of Company's insurer, Company agrees to have Distributor named as an additional named insured on Company's product liability policy; and Distributor agrees to pay the premium for this coverage.



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

        13. INSPECTION OF DISTRIBUTORSHIP. For the protection of Company and to maintain Company's high standard of quality and service, Company reserves the right to inspect the procedures used by the Distributor. Company will notify the Distributor of any failure to meet Company's high standard of maintaining, servicing, promoting, selling and distributing the Products as determined by such inspection. In the event the Distributor does not cure any failure within thirty (30) days after notice, then such failure shall constitute a material breach of this Agreement.

        14.    GENERAL PROVISIONS.

               14.1 Amendment. This Agreement may be amended only by a writing signed by both of the parties.

               14.2 Governing Law. It is the intention that the laws of the State of California, United States of America, applicable to contracts to be wholly performed within such State shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereunder.

               14.3 Jurisdiction in Certain Matter; Service of Process. Distributor hereby grants to the District Court for Central District of California, County of Orange, by consent, in personam jurisdiction over Distributor in any action or proceeding commenced by Company against Distributor arising under or related to this Agreement. In any such action or proceeding, Distributor agrees that personal service may be made upon Distributor in the same manner as notices may be given pursuant to Section 14.4. Distributor hereby expressly agrees that Company, if required, may enforce any judgment or decision of the District Court in the United States of America or elsewhere, and that Distributor shall not contest any such judgment or decision in such other jurisdiction in any way whatsoever, provided notice of the United States proceeding was promptly given to it.

               14.4 Notices. All notices, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered to the respective address of each party set forth on the first page of this Agreement or such other addresses as the parties may have furnished to each other pursuant to the provisions of this Section 14.4. Any such notice, demand or other communication shall be deemed to have been given on the date actually delivered, if delivered in person; upon the seventh (7th) day after the date deposited in the mails of the United States of America, as the case may be, postage prepaid, if mailed certified or registered air mail; upon the date dispatched, if dispatched by telex; or upon the date of actual receipt, if otherwise delivered, as the case may be.

               14.5 Currency of Payment. All payments required to be made under this Agreement shall be made and expressed in terms of United States dollars or other applicable currency of the United States of America.

               14.6 Attorney's Fees. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the court in a final judgment or decree, shall pay the successful party all costs, expenses and reasonable attorneys fees incurred by the successful party (including without limitation, costs, expenses and fees on any appeal), and if the successful party recovers judgment in any such action or proceedings, such costs, expenses, and attorneys fees shall be included as part of the judgment.

               14.7 Assignments and Sublicenses. The rights under this Agreement may only be assigned or sublicensed by Distributor with the prior written consent of Company in its sole and absolute discretion, and upon the condition that the assignee or sublicensee has agreed to be bound to all of the terms and conditions of this Agreement.

               14.8 Costs and Expenses. Except as otherwise expressly provided by this Agreement, each of the parties shall bear all costs and expenses of performance by such party of its duties and obligations under this Agreement without any rights of contribution or reimbursement by the other party hereto of any kind or nature whatever.

               14.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument.

               14.10 Captions and Section Headings. Captions and section headings used herein are for conveniences only and are not part of this Agreement and shall not be used in construing it.

               14.11 Force Majeure. The duties and obligations of the parties hereunder shall, at all times during the term hereof, be subject to delays, or impossibility, impracticability or disability from any act, cause, contingency or circumstance beyond the control of such party, including, without limitation, any governmental action, regulation or restriction (whether foreign, federal or state), war, civil commotion, disobedience's, riot or revolution, lack or shortage of, or inability to obtain, any labor, machinery, materials, supplies or equipment from normal sources of supply, strike, work stoppage or slow down, walk out or other labor dispute, fire, flood or other natural calamity, destruction or any adverse condition or any other accident, contingency or circumstance within or without the Territory or the United States of America beyond the control of the parties hereto.

               14.12 Independent Contractor. It is the intention of the parties that Company and Distributor are, and shall be deemed to be, independent contractors with respect of the subject matter hereof. Nothing contained herein shall be deemed or construed in any manner whatsoever as creating any partnership, joint venture or other similar relationship between Company and Distributor.

               14.13 Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be or be construed as a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

               14.14 Entire Agreement. This Agreement is intended by Company and Distributor as the final expression of their agreement and constitutes and embodies the entire agreement and understanding between them and is a complete and exclusive statement of the terms and conditions hereof and thereof, and shall supersede any and all prior correspondence, conversation, negotiations, memoranda, agreements or other understandings relating to the DR-70 test kit and any other Company Products.

        IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the Effective Date.



"Distributor"                                "Company"


CHINESE UNIVERSAL TECHNOLOGIES               AMDL, INC.
CO., LTD.


By:                                          By:
   --------------------------------             --------------------------------
      Jeanne Lai, President                        Gary L. Dreher, President

                                    EXHIBIT A

                       TO EXCLUSIVE DISTRIBUTION AGREEMENT

                             DATED DECEMBER 14, 2000



                                  PRODUCT LIST



        1.     The Product(s) covered by this Agreement is (are):

                      1.     Micro-titer plate based DR-70(TM)
                             in vitro diagnostic kits.

        15. The agreed minimum purchase per year, for the Initial Term of this Agreement, is 10,000 kits.



"Distributor"                                "Company"


CHINESE UNIVERSAL TECHNOLOGIES               AMDL, INC.
CO., LTD.


By:                                          By:
   --------------------------------             --------------------------------
      Jeanne Lai, President                        Gary L. Dreher, President

                                    EXHIBIT B

                       TO EXCLUSIVE DISTRIBUTION AGREEMENT

                             DATED DECEMBER 14, 2000



                           STANDARD CONDITIONS OF SALE



        These terms and conditions govern all sales and shipments by AMDL, INC. and hereby give notice of objection to any different or additional terms and conditions, except for such as may be expressly accepted by AMDL, INC. in writing.

Prices

        Prices are as set forth on AMDL, INC. Price List and are subject to change upon sixty (60) days written notice. Prices do not include freight or insurance and are F.O.B. Tustin, California. In the event of a price change, the effective date of the change will be the date shown on the new price or discount sheets. However, where a price change is made by letter, e-mail or telegram, the effective date may be given as part of the announcement.

Taxes

        The price does not include any foreign or United States or provincial, state or local property, license, privilege, sales, use, excise, gross receipts, export or other like taxes which may now or hereafter be applicable. Payment by AMDL, INC. of any such taxes shall be for the account of Distributor and such amounts shall be invoiced to Distributor as soon as they are determined or assessed.

Standard Terms of Payment

        Payment for DR-70(TM) or other kits to be shipped under this Agreement shall be prepaid by wire transfer or other such methods as AMDL, INC. may specify. Payment shall be received by AMDL, INC. prior to a shipment being made.

Payment and Late Charges

        If shipments are delayed at the request of, or by virtue of action by, the Distributor, payments shall become due from the date when AMDL, INC. is prepared to make shipment. Products held for the Distributor as a result of such delay shall be at the risk and expense of the Distributor.

        If Distributor fails to pay any invoice when due, AMDL, INC. may defer deliveries under this or any other contract with Distributor. Failure on the part of Distributor to pay invoices when due shall at the option of AMDL, INC. constitute a default under the Agreement and subject Distributor to termination for default in addition to all other remedies AMDL, INC. may have under the Agreement, these Standard Conditions of Sale or applicable law. A service charge, the lesser of the highest rate allowed by law or one and one-half percent (1-1/2%) per month or fraction thereof for a maximum charge of eighteen percent (18%) per annum will be charged on all overdue accounts of Distributor with AMDL, INC.

Delivery

        Where the scheduled delivery of products is delayed by Distributor or its customer or by reason of any of the contingencies referred to in the paragraph on Excusable Delay below, AMDL, INC. may deliver such products by moving them to storage for the account of and at the risk of Distributor and draw down on the Letter of Credit or freely apply and use funds otherwise received in payment for such products. Shipping dates are approximate and are based upon prompt receipt of all necessary information from Distributor. AMDL, INC. reserves the right to make delivery in installments as necessary based upon the volume of orders and inventory levels at the time of receipt of such orders.

Excusable Delay

        AMDL, INC. shall not be liable for loss, damage, detention or delay, nor be deemed to be in default from causes beyond its reasonable control, including without limitation, fire, flood, strike or other labor difficulty, act or omission of any governmental authority or if the Distributor, insurrection or riot, embargo, delays or shortage in transportation, or inability to obtain necessary labor, materials, or manufacturing facilities from usual sources.

        In the event of delay in performance due to any such cause, the date of delivery will be postponed by such length of time as may be reasonably necessary to compensate for the delay.

Warranty

        AMDL, INC. warrants that the products sold by it will be free of defects in workmanship or material as of the date of shipment to Distributor. Should the Products upon delivery fail to conform with this warranty, AMDL, INC. shall, upon prompt written notice from the Distributor, correct such non-conformity either by replacement or by refund of the purchase price, at AMDL, INC.'s option in its sole discretion. Return of products to AMDL, INC. pursuant to this paragraph shall be at Distributor's risk and expense. THE FOREGOING WARRANTY IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES OF QUALITY WHETHER WRITTEN, ORAL, OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

        Correction of nonconformities in the manner and for the period of time provided above shall be Distributor's exclusive remedy and shall constitute fulfillment of all liabilities of AMDL, INC. (including direct, indirect, special, incidental and consequential damages), whether any claim be in warranty contract, negligence, tort, strict liability or otherwise with respect to any nonconformance or defect in the Products.

        The foregoing shall not apply to any Product or part which has been (a) improperly altered, (b) subjected to misuse, misapplication, negligence or accident, or (c) used in a manner



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

contrary to AMDL, INC.'s directions, or (d) to defects in materials provided or design stipulated by Distributor or purchasers.

Limitation of Liability

        WHETHER ON ACCOUNT OF ANY ALLEGED BREACH OF THIS AGREEMENT OR DEFECTS CLAIMED FOR PRODUCTS FURNISHED HEREUNDER, DELAYS IN DELIVERY OR ANY OTHER CLAIM BASED UPON OR WITH RESPECT TO SUCH PRODUCTS, IN NO EVENT SHALL AMDL, INC. BE LIABLE TO DISTRIBUTOR FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES including, but not limited to, loss of profits or revenue, loss of use of products or facilities or services, downtime cost, or claims of customers of the Distributor for such other damages. AMDL, INC.'s liability on any claim whether in contract, tort (including negligence) warranty, strict liability, or otherwise for any loss or damage arising out of, connected with, or from the design, manufacture, sale, delivery, resale, repair, replacement, installation, technical direction of installation, inspection, servicing, operation or use of any Product or part covered by or furnished under this contract shall in no case exceed the purchase price allocable to the Product or part thereof which gives rise to the claim.

        All causes of action against AMDL, INC. arising out of or relating to this contract or the performance hereof shall expire unless brought within one
(1) year of the time of accrual thereof.

Title - Risk of Loss

        The products sold hereunder shall remain the property of AMDL, INC. and/or AMDL, INC. and shall remain personal property until fully paid for in cash, and Distributor agrees, if requested by AMDL, INC., to execute a further security agreement covering the products sold, and to perform all acts which may be necessary to perfect and assure retention of title to such products by AMDL, INC. Notwithstanding any agreement with respect to delivery terms, risk of loss or damage shall pass to the Distributor and delivery shall be deemed to be complete upon delivery to a private or common carrier or upon moving into storage, whichever occurs first, at the point of shipment.

Termination

        Any order may be terminated by the Distributor only upon fifteen (15) days written notice to and upon payment of ten percent (10%) of total order price and termination charges, including without limitation, all costs identified to the order incurred by AMDL, INC. up to the date of notice of termination and all charges incurred by AMDL, INC. in respect of the termination.

Return

        In no event will AMDL, INC. be responsible for unauthorized return of products.



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

Purchase Orders

        All orders should be in writing and show quantities and prices, complete description (including catalog numbers) of products requested and mutually agreed delivery dates.

        Unless otherwise agreed in writing, an addition to a previously entered order will be accepted only at then-applicable prices, discount schedules, conditions of sale, etc.

Special Quotations

        Special quotations will automatically expire sixty (60) days after issuance unless renewed in writing by AMDL, INC.

Information Furnished Distributor

        Any design, manufacturing drawings or other information or materials submitted to the Distributor not for distribution or dissemination remain the exclusive property of Company and may not, without its consent, be copied or communicated to a third party.

"Distributor"                                "Company"


CHINESE UNIVERSAL TECHNOLOGIES               AMDL, INC.
CO., LTD.


By:                                          By:
   --------------------------------             --------------------------------
      Jeanne Lai, President                        Gary L. Dreher, President

                                    EXHIBIT C

                       TO EXCLUSIVE DISTRIBUTION AGREEMENT

                             DATED DECEMBER 14, 2000

                                   PRICE LIST



        As of the date of the execution of this Agreement, the base price to be paid by Distributor to Company for the DR-70(TM) kit listed in Exhibit A hereof is $235.00 U.S. per 96 well kit. This price is exclusive of freight, insurance and any United States, State of California, local or foreign taxes, which are now or hereafter may become applicable.



"Distributor"                                "Company"


CHINESE UNIVERSAL TECHNOLOGIES               AMDL, INC.
CO., LTD.


By:                                          By:
   --------------------------------             --------------------------------
      Jeanne Lai, President                        Gary L. Dreher, President